Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements listed below of Apartment Investment and Management Company and in the related Prospectuses of our report dated February 24, 2011(except for Note 13, as to which the date is July 28, 2011) with respect to the consolidated financial statements and schedule of Apartment Investment and Management Company included in this Current Report on Form 8-K for the year ended December 31, 2010.

Form S-3 (No. 333-828)	Form S-3 (No. 333-8997)	Form S-3 (No. 333-17431)
Form S-3 (No. 333-20755)	Form S-3 (No. 333-4546)	Form S-3 (No. 333-36531)
Form S-3 (No. 333-36537)	Form S-3 (No. 333-4542)	Form S-8 (No. 333-4550)
Form S-8 (No. 333-4548)	Form S-8 (No. 333-14481)	Form S-8 (No. 333-36803)
Form S-8 (No. 333-41719)	Form S-4 (No. 333-49075)	Form S-3 (No. 333-47201)
Form S-8 (No. 333-57617)	Form S-4 (No. 333-60663)	Form S-8 (No. 333-70409)
Form S-3 (No. 333-69121)	Form S-3 (No. 333-75109)	Form S-4 (No. 333-60355)
Form S-8 (No. 333-75349)	Form S-3 (No. 333-77257)	Form S-3 (No. 333-77067)
Form S-3 (No. 333-81689)	Form S-3 (No. 333-92743)	Form S-3 (No. 333-31718)
Form S-3 (No. 333-50742)	Form S-4 (No. 333-51154)	Form S-3 (No. 333-52808)
Form S-3 (No. 333-64460)	Form S-3 (No. 333-71002)	Form S-3 (No. 333-73162)
Form S-3 (No. 333-86200)	Form S-3(No. 333-101735)	Form S-3 (No. 333-130735)
Form S-4 (No. 333-90590-01)	Form S-4 (No. 333-90588-01)	Form S-4 (No. 333-136801)
Form S-8 (No. 333-142466)	Form S-8 (No. 333-142467)	Form S-3 (No. 333-150342)
Form S-3ASR (333-173503)

/s/ ERNST & YOUNG LLP

Denver, Colorado
July 28, 2011